EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166576) of Exxon Mobil Corporation of our report dated June 10, 2021, relating to the financial statements and supplemental schedules of ExxonMobil Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 10, 2021